Exhibit 99.1
Biodel Inc. Reports First Quarter Fiscal Year 2008 Financial Results
DANBURY, Conn., February 14, 2008 — Biodel Inc. (Nasdaq: BIOD) today reported financial results for its first quarter ended December 31, 2007. The net loss for the quarter was $11.0 million or $0.55 per share.
“Completing enrollment of our two pivotal Phase III clinical trials of VIAject™ positions us to meet our goal of submitting a new drug application to the FDA by the end of 2008,” stated Dr. Solomon Steiner, CEO and Chairman of Biodel. “We are on track to complete the clinical trials of VIAject™ by the end of July and look forward to reporting top line results in the beginning of the fourth calendar quarter.”
Three Months Ended December 31, 2007
Biodel reported a net loss for the first quarter ended December 31, 2007 of $11.0 million, or $0.55 per share, as compared to a net loss of $3.7 million, or $0.31 per share, for the comparable period in the prior year. Net loss for the first quarter of fiscal year 2008 includes $2.5 million of stock-based compensation expenses.
Biodel reported no revenue during the three months ended December 31, 2007 and December 31, 2006.
Research and development expenses were $7.5 million for the three months ended December 31, 2007, compared to $2.5 million for the comparable period in the prior year. The increase in quarterly expenses was primarily due to a $3.4 million increase related to the pivotal Phase III clinical trial program evaluating VIAject™, a $0.5 million increase related to the scale-up and manufacture of commercial batches of VIAject™ to support the Company’s clinical trials and regulatory submissions, and $0.5 million in personnel-related expenses.
General and administrative expenses totaled $4.1 million for the three months ended December 31, 2007, compared to $1.3 million for the comparable period in the prior year. The increase for the quarter was primarily attributable to $2.5 million in personnel-related expenses, which includes $1.1 million in stock-based compensation expenses, and $1.1 million in stock-based compensation and salary and benefits continuation charges related to the severance agreement with the Company’s former chief financial officer. The balance of the increase was due to increases in accounting, legal and consulting fees associated with the preparation to become and operate as a public company.
At the end of the first quarter 2008, Biodel had cash and cash equivalents of $72.8 million and 20.3 million shares outstanding.
Recent & First Quarter Fiscal Year 2008 Corporate Highlights
•	The Company completed enrollment of its two pivotal Phase III clinical trials of VIAject™, an ultra rapid-acting injectable meal-time insulin for use by patients with Type 1 and Type 2 diabetes. Biodel enrolled over 400 patients with Type 1 diabetes at approximately 60 clinical sites in the United States, Europe, and Asia, and over 400

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patients with Type 2 diabetes at approximately 50 clinical sites in the United States, Europe, and Asia.
•	The Company announced its plans to build a fill and finish manufacturing facility to prepare for commercialization of the full line of VIAject™ liquid formulations and presentations. Independent suppliers will continue to manufacture insulin and the other components of VIAject™.

•	Subsequent to the end of the fiscal quarter, on February 12, 2008, the Company completed a follow-on public offering of 3,260,000 shares of its common stock at a price to the public of $15.50 per share. Certain of the Company’s stockholders sold 550,000 shares in the offering and have granted the underwriters a 30-day option to purchase up to an additional 571,500 shares to cover over-allotments. The Company received net proceeds from this offering, after deducting underwriting discounts and commissions, but before deducting expenses, of $47.2 million. The Company estimates that its expenses for this offering will be approximately $750,000. The Company intends to use the net proceeds that it received from this offering to fund the continued development and commercialization of VIAject™, the development of its other product candidates and for working capital, additional capital expenditures and other general corporate purposes. The Company did not receive any proceeds from the sale of shares from the selling stockholders and will not receive any proceeds from any sales that may occur if the underwriters exercise their over-allotment option.
Conference Call and Webcast Information
Biodel’s senior management will host a conference call on Thursday, February 14, 2008 at 8:30 a.m., Eastern Time, to discuss these financial results and provide a company update. Live audio of the conference call will be available to investors, members of the news media and the general public by dialing 1-877-545-1407 (United States) or 1-719-325-4920 (international). To access the call by live webcast, please log on to the Investor section of our website at www.biodel.com. An archived version of the webcast will be available at Biodel’s website.
About Biodel Inc.
Biodel Inc. is a specialty biopharmaceutical company focused on the development and commercialization of innovative treatments for endocrine disorders, such as diabetes and osteoporosis. Biodel’s product candidates are developed by using VIAdel™ technology, which reformulates existing FDA-approved peptide drugs. The Company’s lead product candidate, VIAject™, is an ultra rapid-acting injectable meal-time insulin in development for use by patients with Type 1 or Type 2 diabetes. VIAject™ is currently being tested in two pivotal Phase III clinical trials. Biodel’s pipeline also includes VIAtab™, a sublingual tablet formulation of insulin in the Phase I stage of clinical testing, and two pre-clinical osteoporosis product candidates. For further information regarding Biodel, please visit the Company’s website at www.biodel.com.

Safe Harbor
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, including statements regarding our strategy, future operations, future financial position, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. The words “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. The Company’s forward-looking statements are subject to a number of known and unknown risks and uncertainties that could cause actual results, performance or achievements to differ materially from those described or implied in the forward-looking statements, including, but not limited to, our ability to secure FDA approval for our product candidates under Section 505(b)(2) of the Federal Food, Drug, and Cosmetic Act; our ability to market, commercialize and achieve market acceptance for product candidates developed using our VIAdel™ technology; the progress or success of our research, development and clinical programs, the initiation and completion of our clinical trials, the timing of the interim analyses and the timing or success of our product candidates, particularly VIAject™ and VIAtab™; our ability to secure additional patents for VIAject™ and our other product candidates; our ability to protect our intellectual property and operate our business without infringing upon the intellectual property rights of others; our estimates of future performance; our ability to enter into collaboration arrangements for the commercialization of our product candidates and the success or failure of those collaborations after consummation, if consummated; the rate and degree of market acceptance and clinical utility of our products; our commercialization, marketing and manufacturing capabilities and strategy; our estimates regarding anticipated operating losses, future revenues, capital requirements and our needs for additional financing; and other factors identified in our Annual Report on Form 10-K for the fiscal year ended September 30, 2007. The Company disclaims any obligation to update any forward-looking statements as a result of events occurring after the date of this press release.
BIOD-G
Contact
Investors should contact Clay A. Kramer, ckramer@burnsmc.com, or Media, Carney Noensie, cnoensie@burnsmc.com, both of Burns McClellan, Inc., +1-212-213-0006, for Biodel Inc.
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Biodel Inc.
(A Development Stage Company)
Condensed Balance Sheets
(in thousands, except share and per share amounts)

	September 30,	December 31,
	2007	2007
		(unaudited)

ASSETS
Current:
Cash and cash equivalents	$80,022	$72,765
Prepaid and other assets	505	329

Total current assets	80,527	73,094
Property and equipment, net	1,717	2,695
Intellectual property, net	262	270

Total assets	$82,506	$76,059

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current:
Accounts payable	$2,187	$4,259
Accrued expenses:
Clinical Trial expenses	1,164	1,000
Payroll and related	822	306
Accounting and legal fees	335	220
Severance expense	—	281
Other	680	649
Taxes payable	95	238

Total current liabilities	5,283	6,953

Other long term liabilities	—	201

Stockholders’ equity:
Preferred stock, $0.01 par value; 50,000,000 shares authorized	—	—
Common stock, $0.01 par value; 100,000,000 shares authorized;	202	203
20,160,836 and 20,282,167 shares issued and outstanding, respectively
Additional paid-in capital	116,854	119,672
Deficit accumulated during the development stage	(39,833)	(50,858)
Less: subscription receivable warrants	—	(112)

Total stockholders’ equity	77,223	68,905

Total liabilities and stockholders’ equity	$82,506	$76,059

Condensed Statements of Operations
(in thousands, except share and per share amounts)
(unaudited)

			December 3, 2003
	Three months ended		(inception) to
	December 31,		December 31,
	2006	2007	2007

Revenue	$—	$—	$—

Operating expenses:
Research and development	2,515	7,543	32,715
General and administrative	1,343	4,133	14,984

Total operating expenses	3,858	11,676	47,699
Other (income) and expense:
Interest and other income	(190)	(672)	(2,765)
Interest expense	—	—	78
Loss on settlement of debt	—	—	627

Operating loss before tax provision	(3,668)	(11,004)	(45,639)
Tax provision	—	21	159

Net loss	(3,668)	(11,025)	(45,798)
Charge for accretion of beneficial conversion rights	—	—	(603)
Deemed dividend — warrants	—	—	(4,457)

Net loss applicable to common stockholders	$(3,668)	$(11,025)	$(50,858)

Net loss per share — basic and diluted	$(0.31)	$(0.55)

Weighted average shares outstanding — basic and diluted	11,769,773	20,198,829